Exhibit 99.1

ClearOne Announces Compliance with NASDAQ

SALT LAKE CITY, April 26, 2018 /PRNewswire/ -- ClearOne (NASDAQ: CLRO), a global provider of audio and visual communications solutions, today announced that the NASDAQ Stock Market has confirmed the Company is in compliance with NASDAQ Listing Rule 5250(c)(1), after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2017 with the U.S. Securities and Exchange Commission on April 20, 2018.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Contact:

Investor Relations

ClearOne

1-801-975-7200

Investor_relations@clearone.com http://investors.clearone.com